Exhibit 99.5

The Board of Directors of United Bank, United Financial Bancorp, Inc., a federally chartered company, and United Mutual Holding Company (the “MHC”) adopted a Plan of Conversion and Reorganization (the “Plan”) to convert the MHC to stock form and reorganize United Bank as a wholly-owned subsidiary of a newly-formed corporation named United Financial Bancorp, Inc., a Maryland Corporation (the “Conversion”).

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in the new United Financial Bancorp, Inc.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHY IS UNITED MUTUAL HOLDING COMPANY CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

•	The additional funds resulting from the offering will support continued growth and expansion as well as provide increased lending capability.

•

We believe that our current mutual holding company structure has limited our opportunities to acquire other institutions because we cannot now issue stock in an acquisition in an amount that would cause United Mutual Holding Company to own less than a majority of the outstanding shares of United Financial Bancorp, Inc. We expect that our conversion will facilitate our ability to acquire other institutions in the future by eliminating this requirement of majority ownership by our mutual holding company. Currently, we have no plans, agreements or understandings regarding any merger or acquisition transactions.

•	The conversion will increase the number of outstanding shares held by public shareholders and we expect our stock to have greater liquidity.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?

Certain depositors of United Bank as of certain dates, the Bank’s Employee Stock Ownership Plan, and certain members of the general public subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

United Financial Bancorp, Inc. is offering up to 11,096,643 shares of common stock, subject to adjustment up to 12,761,139 shares, at a price of $10.00 per share.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY STOCK BE TREATED?

The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 1.04056 to 1.619 shares of the new company’s common stock.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. No person may purchase more than 200,000 shares of common stock. No person with associates or persons acting in concert may purchase more than 400,000 shares. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of United Financial Bancorp, Inc. is greater than 5% of the aggregate amount of shares.

DO DEPOSITORS HAVE TO BUY SHARES OF STOCK?

No. However, if a depositor of United Bank is also a current public shareholder, his or her existing shares of stock will be converted automatically into shares of the new company’s common stock.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Eastern time on                     , 2007.

HOW MAY I PAY FOR MY SHARES?

First, you may pay by check, cash or money order. Interest will be paid by United Bank on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your United Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. United Bank will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY UNITED BANK IRA ACCOUNT?

Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing United Bank IRA account. In order to utilize the funds in your United Bank IRA account for the purchase of United Financial Bancorp, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?

No. Like any other stock, United Financial Bancorp, Inc.’s shares of common stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

WILL DIVIDENDS BE PAID ON THE STOCK?

United Financial Bancorp, Inc. currently pays a quarterly cash dividend of $0.06 per share, which equals $0.24 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. The amount of dividends that we intend to pay after the conversion will preserve the dividend amount that United Financial Bancorp, Inc. stockholders currently receive, as adjusted to reflect the exchange ratio. However, the dividend rate and the continued payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, industry standards, and general economic conditions. No assurance can be given that we will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?

We have applied for approval from Nasdaq to have United Financial Bancorp, Inc.’s common stock quoted on the Nasdaq Global Select Market under the symbol “UBNK.”

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

SHOULD I VOTE?

Yes. Your vote is very important! We recommend a vote “FOR” the Plan. A failure to vote has the same effect as a vote against the Plan. Also, voting for the Plan does not obligate you to buy stock in the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card for United Bank’s Special Meeting of Depositors, depending on the ownership structure of your accounts. If you own shares of common stock of United Financial Bancorp, Inc. in more than one account, you could receive more than one proxy card for the Special Meeting of Shareholders.

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show(s) the number of votes you have. Every depositor of United Bank entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at United Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION, YOU MAY CALL OUR STOCK INFORMATION CENTER.

STOCK INFORMATION CENTER

(413) 788-3333

95 Elm St.

West Springfield, MA 01089

Hours:

Monday through Friday:

8:30 a.m. – 4:00 p.m.

QUESTIONS & ANSWERS

(LOGO)

United Financial Bancorp, Inc.

Proposed Holding Company

for United Bank

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2007

Dear Prospective Investor:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc., a recently formed Maryland corporation, will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern time, on                     , 2007.

We invite our customers, local community members, and the general public to become shareholders of the new United Financial Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from United Financial Bancorp, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins

Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Depositors and Friends of United Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting United Financial Bancorp, Inc., the proposed holding company for United Bank, in offering shares of its common stock in a subscription and community offering pursuant to the Plan of Conversion and Reorganization of United Mutual Holding Company, United Financial Bancorp, Inc. and United Bank.

At the request of United Financial Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of United Financial Bancorp, Inc. common stock being offered to certain depositors of United Bank and other persons until 12:00 Noon, Eastern time, on                     , 2007. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. United Financial Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2007

Dear Friend:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc., a recently formed Maryland corporation, will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

Because we believe you may be interested in learning more about United Financial Bancorp, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Eastern time, on                     , 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

We are pleased to offer you this opportunity to become a stockholder of United Financial Bancorp, Inc.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2007

Dear Member:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc., a recently formed Maryland corporation, will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been conditionally approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of depositors on                     , 200   at         p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided.

FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

•	Your deposit accounts at United Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (the “FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit or loan accounts because of the conversion.

•	You have a right, but no obligation, to buy stock before it is offered to the general public.

•	Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, we must receive your Stock Order and Certification Form and payment prior to 12:00 noon, Eastern time, on                     , 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30a.m.to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter REGISTERED HOLDERS – Letter 1 – United Financial Bancorp, Inc. letterhead)

                    , 2007

Dear Shareholder:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc., a recently formed Maryland corporation, will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization has been conditionally approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on                     , 2007 at          p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in the new United Financial Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

•	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed conversion and reorganization.

We are inviting our customers and community members to become charter shareholders of the new United Financial Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from United Financial Bancorp, Inc. without paying a commission or fee.

As a current shareholder of United Financial Bancorp, Inc., a federally chartered company, your shares will be exchanged for between 1.04056 and 1.619 shares of new United Financial Bancorp, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins

Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter STREET HOLDERS for PROXY mailing – letter 2 – United Financial Bancorp, Inc. letterhead)

                    , 2007

Dear Shareholder:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc., a recently formed Maryland corporation, will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization has been conditionally approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on                     , 2007 at         p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in the new United Financial Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

•	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed stock offering.

We are inviting our customers and community members to become charter shareholders of the new United Financial Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from United Financial Bancorp, Inc. without paying a commission or fee.

As a current shareholder of United Financial Bancorp, Inc., a federally chartered company, your shares will be exchanged for between 1.04056 and 1.619 shares of new United Financial Bancorp, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[ONLY TO FOREIGN RESIDENTS]

                    , 2007

Dear Depositor:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc., a recently formed Maryland corporation, will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

Unfortunately, United Financial Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of United Financial Bancorp, Inc.

However, as a depositor of United Bank, you have the right to vote on the Plan of Conversion and Reorganization at the Special Meeting of Members to be held on                      at          p.m. Eastern Time. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Depositors. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Richard B. Collins

Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter Street holders for ORDER FORM MAILING – letter 3 – United Financial Bancorp, Inc. Letterhead)

                    , 2007

Dear Shareholder:

Under separate cover, we forwarded information to you regarding the Plan of Conversion and Reorganization of United Mutual Holding Company, United Financial Bancorp, Inc., a federally chartered company, and United Bank and the concurrent offering of common stock of United Financial Bancorp, Inc., a recently formed Maryland corporation.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering United Financial Bancorp, Inc. common stock is      p.m., Eastern time, on                     , 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists – The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source – If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert United Mutual Holding Company to stock form and reorganize United Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at United Bank or your FDIC insurance.

Not Returning Your Proxy Card(s) has the Same Effect as Voting

“Against” the Conversion.

Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Richard B. Collins

Chairman, President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (413) 788-3333.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert United Mutual Holding Company to stock form and reorganize United Bank as a subsidiary of a newly-formed stock holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at United Bank or your FDIC insurance.

Not returning your proxy cards has the same effect as voting “against” the conversion.

Your Board of Directors unanimously recommends a vote “FOR” the conversion.

Our Reasons for the Corporate Change

- To support internal growth through lending in the communities we serve

- To enhance existing products and services and support the development of new products and services

- To facilitate growth through branch and whole bank acquisitions, as opportunities arise

- To improve our overall competitive position

- To improve the liquidity of our shares of common stock and enhance shareholder returns through more flexible capital management strategies

Your Vote Is Important To Us!

Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,

Richard B. Collins

Chairman, President & CEO

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call (413) 788-3333.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

REVOCABLE PROXY

UNITED FINANCIAL BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

__________, 2007

The undersigned hereby appoints the proxy committee of the board of directors of United Financial Bancorp, Inc., a Federal corporation (“United Financial-Federal”), with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of United Financial-Federal that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at ________________________________, at ____:____ __.m., Eastern Time, on __________, 2007. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN

1. The approval of a plan of conversion and reorganization pursuant to which: (A) United Financial-Federal will convert to an interim federal stock savings bank and will merge with and into United Bank, with United Bank being the surviving entity, (B) United Mutual Holding Company, which currently owns approximately 53.8% of the common stock of United Financial-Federal, will convert to an interim federal stock savings bank and merge with and into United Bank, with United Bank being the surviving entity, (C) an interim stock savings bank will be formed as a subsidiary of United Financial Bancorp, Inc., a Maryland corporation (“United Financial-Maryland”) recently formed to be the holding company for United Bank, and then will merge into United Bank, with United Bank being the surviving entity, (D) the outstanding shares of United Financial-Federal, other than those held by United Mutual Holding Company, will be converted into shares of common stock of United Financial-Maryland and (E) United Financial-Maryland will offer shares of its common stock for sale in a subscription offering and community offering;

	☐	☐	☐

2. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

	☐	☐	☐

3. The following informational proposals:

3a. Approval of an increase in the authorized shares of capital stock;	☐	☐	☐

3b. Approval of a provision in United Financial-Maryland’s articles of incorporation to limit the ability of stockholders to remove directors;	☐	☐	☐

3c.    Approval of a provision in United Financial-Maryland’s articles of incorporation requiring a super-majority vote to approve certain amendments to United Financial-Maryland’s articles of incorporation; and

	☐	☐	☐

3d.    Approval of a provision in United Financial-Maryland’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of United Financial-Maryland’s outstanding voting stock.

	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

VOTING FOR APPROVAL OF THE PLAN WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF UNITED FINANCIAL-MARYLAND (INCLUDING THE ANTI-TAKEOVER/LIMITATIONS ON STOCKHOLDER RIGHTS PROVISIONS) AND THE AMENDMENT TO THE BANK’S CHARTER.

THE PROVISIONS OF UNITED FINANCIAL-MARYLAND’S ARTICLES OF INCORPORATION WHICH ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3A THROUGH 3D WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF UNITED FINANCIAL-FEDERAL APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE THE OFFICE OF THRIFT SUPERVISION’S REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN OF CONVERSION AND REORGANIZATION. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED WILL BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN OF CONVERSION AND REORGANIZATION, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSAL, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of United Financial-Federal at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of United Financial-Federal at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from United Financial-Federal prior to the execution of this proxy of a Notice of Special Meeting and the attached proxy statement/prospectus dated ____________, 2007.

Dated: _________________, 2007	☐ Check Box if You Plan to Attend the Special Meeting

___________________________________________________	___________________________________________________
PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

___________________________________________________	___________________________________________________
SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.